Exhibit 16.1


                          [GRANT THORNTON LETTERHEAD]


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:    The Singing Machine Company, Inc.
       File No. 0-24968



Dear Sir or Madam:


We have read Item 4.01 of Form 8-K of The Singing Machine Company, Inc. dated October 15, 2004, and agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton LLP